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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Reference is hereby made to this Registration Statement on Form S-2 (the "Registration Statement"), including the Prospectus constituting a part of this Registration Statement (the "Prospectus"), filed by Mallon Resources Corporation, a Colorado corporation, under the Securities Act of 1933, as amended. We hereby consent (i) to our being named as an expert in this Registration Statement; (ii) to all references in this Registration Statement to information contained in our reserve report as of September 30, 1997, relating to estimates of proved reserves and future revenues to the interest of Mallon Oil Company in certain oil and gas properties located in the United States ("Our Report"), which is summarized in our summary letter dated October 16, 1997 ("Our Letter"); (iii) to the reproduction of a copy of Our Letter as Annex A to the Prospectus; and (iv) to all references in the Prospectus to Our Letter, Our Report, and/or to this firm, including, without limitation, such references in the "Summary Oil and Gas Reserve Data" section and in the "Experts" section of the Prospectus.


                                 RYDER SCOTT COMPANY PETROLEUM ENGINEERS



                                 By: /s/ Ryder Scott Company Petroleum Engineers
                                     -------------------------------------------
                                                 Authorized Signatory